UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2007
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURE

Item 7.01 Regulation FD Disclosure.
Effective July 26, 2007, Thomas C. Tiller, the Chief Executive Officer of Polaris Industries Inc. (the “Company”), adopted a pre-arranged stock trading plan (the “Plan”) to sell shares of the Company’s common stock to be acquired pursuant to the exercise of stock options. The Plan is intended to satisfy Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in the Company’s common stock. Under Rule 10b5-1, corporate executives and others may adopt a prearranged plan or contract for the sale of company securities under specified terms and conditions.
Mr. Tiller informed the Company that the option exercises and share sales to be effected pursuant to the Plan are part of his personal program for long-term asset diversification and tax and financial planning and take into consideration the expiration dates of certain currently held stock options. The Plan relates to the disposition of 500,000 shares of the Company’s common stock that will be acquired by Mr. Tiller upon the exercise of Company stock options granted to Mr. Tiller in 1998 (the “1998 Options”).
The Plan adopted by Mr. Tiller will be implemented through the brokerage firm of Lehman Brothers Inc. Sales under the Plan will be executed in the open market and at prevailing market prices. The period during which sales could take place under the Plan is expected to commence on August 13, 2007 and will continue for a period of three months unless sooner completed or terminated. The transactions will be disclosed publicly through Form 4 filings with the Securities Exchange Commission.
The Company’s records indicate that Mr. Tiller currently holds shares or the rights to receive shares through stock options or restricted shares aggregating approximately 2.5 million shares of the Company’s common stock. The 1998 Options were issued to Mr. Tiller on July 8, 1998 in connection with Mr. Tiller’s initial employment with the Company. The fair market value of the Company’s common stock was $18.3125 per share (adjusted for a subsequent stock split) when the 1998 options were granted to Mr. Tiller at an exercise price of $24.725 per share, which was 135% of the market price. The 1998 Options would expire on July 8, 2008 if not exercised prior to that date.
The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
The Company does not undertake to report other Rule 10b5-1 plans that may be adopted by any other officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 26, 2007

POLARIS INDUSTRIES INC.
/s/ Michael W. Malone
Michael W. Malone
Vice President -- Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

3